                                                                     EXHIBIT 5.1

              [OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP LETTERHEAD]

                                June 19, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                   Re:  Total Entertainment Restaurant Corp.
                        ------------------------------------
Gentlemen:

     We have acted as counsel to Total Entertainment Restaurant Corp. (formerly known as Eatertainment Inc.), a Delaware corporation (the "Company"), in connection with its filing of a registration statement on Form S-1, as amended (the "Registration Statement"), relating to 2,415,000 shares (the "Shares") of its Common Stock, $.01 par value (the "Common Stock"), including up to 315,000 Shares subject to an over-allotment option, all as more particularly described in the Registration Statement.

      In our capacity as counsel to the Company, we have examined the Company's Certificate of Incorporation and By-Laws, as amended to date, and such other documents as we have considered appropriate for purposes of this opinion.

      With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all

OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP

Securities and Exchange Commission
June 19, 1997
Page -2-


documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

        On the basis of the foregoing, we are of the opinion that the Shares have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

        We advise you that Steven Wolosky, a member of this firm, will serve as a director of the Company immediately following the offering. Mr. Wolosky currently owns 29,920 shares of Common Stock of the Company. In addition, Mr. Wolosky will be granted an option to purchase 10,000 shares of Common Stock pursuant to the Company's 1997 Directors' Stock Option Plan on the date of the prospectus included in the Registration Statement.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

                                        Very truly yours,

                                    /s/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP

                                        OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP